VideoXRM

AI-Driven Media Discovery, Distribution and Monetization Platform


VideoXRM

Invest

$300 minimum investment

DEADLINE: January 31, 2024

in 2 months

SHARE PRICE

$1

TOTAL RAISED

$56,150

VALUATION

$34,308,523

4(a)(6) offering provided by Netcapital Funding Portal Inc.

INTRODUCTION

VideoXRM is an AI-driven, B2B media discovery, distribution, communication and monetization platform. Company content providers easily upload, manage, index and distribute each of their rich media assets, so that they can be easily found and monetized. Companies can communicate with other companies, with viewers/subscribers and with participants in the videos/audio.

Our multi-revenue stream, business model includes promotional services, highly targeted video campaigns and premium content on a pay-per-view and pay-per-subscription basis. Our proprietary al-machine learning technology enables us to automatically classify the videos/audio and extract tens of video/audio meta data elements from it to enable supreme media discovery. Revenue is planned to begin during Q4 2023.

HIGHLIGHTS

Experienced leadership team

Huge market opportunity

Highly scalable business model

Over 8,000+ video uploaded

AI-Based Indexing

Machine Learning – Media classification and extraction of 30+ video / audio metadata elements

Able to extract data from inside the media

140,000+ industry categories

Over 174+ active companies on the platform

Protected Intellectual Property with 2 Patents Approved & Issued

~20 Team Members

Value Proposition

VideoXRM's AI / ML Indexing for Media Libraries:

- Detail Increased by 100x
- Precision by 10x
- Reduces Time by 90%

We Estimate:

Saving approximately $200,000 in operational costs
Potentially generating an additional $300,000 from premium content

Overall, for every 10,000 videos, there's a potentially added value of $500,000.

These values are estimated by the Company and are not based on case studies with their clients.

MACHINE LEARNING - MEDIA CLASSIFICATION AND EXTRACTION OF 30 VIDEO/AUDIO METADATA ELEMENTS


VIDEO/AUDIO DATABASE
ABOUT US
PLATFORM
PRESS
CONTACT US
LOGIN
SIGNUP
Keycafe → KeyCafe Use Case: Small Town Hospitality
Seamless, Contactless Experience
KeyCafe Use Case: Small Town Hospitality
See how Small Town Hospitality, a boutique motel operator with 8 properties through-out the United States and Canada, used KeyCafe to overcome the challenges that the pandemic brought to their business. KeyCafe allowed them to go contactless, and now they are implementing KeyCafe's SmartBox system in all of their locations.
Contact Company
Feedback
65 Views • 1 month ago • Video • Company Wide Video (No) • Industries • Subjects • Video Participants • Companies Mentioned • Geographic Location
Geography
Video Subjects
Captioning Inside the Video
Companies
Video Participants
Video/Media Type
Securities Data
Industry Classification

PROBLEM

Our Believed Problems with Video Discovery and Distribution

Companies:

- Media has difficulty being found
- No centralized media distribution platform
- No economic way to achieve or measure visibility
- No centralized media library to structure and organize media content by industry, subject, or geography

Users:

- No platform to find all companies' media
- Difficult to identify company media within specific industries
- Challenging to directly communicate with companies
- Onsite diligence is expensive and time consuming

DISPARATE AND IRRELEVANT VIDEO RESULTS FOR COMPANIES, PRODUCTS, AND SECTORS

Search
Searching for video and audio content of companies that produce jet engines.

Insufficient Indexing
Cannot find relevant and accurate company & industry-specific videos and audio

Disparate & Irrelevant Results
YouTube, Google Video and Daily return **disparate, irrelevant and dated results.**



Turbofan Jet Companies
Pratt & Whitney's Geared Turbofan™ Engine Revolutionizing Aviation
Pratt & Whitney
dailymotion
Videos
Channels
Playlists
41 results for Acetaminophen companies
Acetaminophen Linked to Risk-Taking Behavior
A RISKY PAIN RELIEVER
Mother's Acetaminophen Use During Pregnancy May Increa
Risk Of Behavioral Problems In Kids
Study Finds Acetaminophen Dulls Senses Including Joy and Happiness
Acetaminophen Shown To Temper Positive Emotions
TYLENOL
© VideoXRM

VideoXRM

OUR VIDEO SEARCH CAPABILITY – PRECISE & RELEVANT

Use Case #1:
Recruiter searching for specific type of CEO

Video/Audio Search: Search for companies within the medical device industry, only within the medical robotics sub-sector, who have less than 100 employees, public or private, less than $250 million market cap if public, with CEO interviews from 2020 and later.



Use Case #2:
Investor searching to identify commercial aviation investment opportunities

Video/Audio Search: Search for companies within the comercial aircraft industry, for private companies, based in the U.S. with less than 500 employees, who have a 2021 annual shareholder meeting video/audio.



Use Case #3:
Wind turbine manufacturer searching to identify specific type of component supplier

Video/Audio Search: Search for companies within the renewable energy industry, globally, who manufacture carbon blades, founded on or before 2018 and with production process video/audio.



SOLUTION

Media: Discovery | Distribution | Communication | Monetization


VideoXRM
Company
Network
User
Companies Upload Video/Audio Content and Communicate with Companies & Users
Viewers / Subscribers Search Media Content and Communicate with Companies
DISCOVER
Video/Audio Database for Companies
DISTRIBUTE
Distribution & Visibility for Companies
COMMUNICATE
Company-to-Company Communications
CONTROL
Video/Audio Library for Companies
MONETIZE
Promotional Services
Premium Content
Subscription

VideoXRM

MACHINE LEARNING ADVANTAGE

- AI-powered indexing (Machine Vision + Large Language Models) and metadata extraction.
- AI chat interface and reasoning engine for fast and precise search, as well as insight generation.
- Human-in-the-loop AI: LLM + data analysts working together.

COMPETITIVE EDGE OVER OTHER VIDEO PLATFORMS

AI-Based Indexing

- 150,000 Industry Categories
- 1500 Filter Selections
- 80 Profile Questions
- 60 search criteria
- 25 Video / Audio Characteristics
- All Database Search Results
- All Data on Platform
- Metadata. Transcriptions – Video Objects

Media Content Extraction with AI:
We are now able to extract data from inside the media.

Competitors

Weaknesses of existing Video Platforms:

- Flawed indexing methodology
- No ability to fit their existing media library to a new indexing system
- Requires development of an entirely new search engine.

VideoXRM


VideoXRM
Search VideoXRM...
VIDEO/AUDIO DATABASE
ABOUT US
PLATFORM
PRESS
CONTACT US
DASHBOARD
Increase Discoverability for All of Your Business Videos/Audio with Our Powerful, Highly Indexed Video/Audio Database
Home
Video/Audio Database
Platform
Recommended Content
Company Updates
What's on VideoXRM™
Trending Industries
Most Viewed Videos
Most Subscribed
Newly Listed Companies
Create your free account
REGISTER
Explore Industries
Aerospace
Health Care
Featured Companies
View More
VideoXRM™ TV
Capital Markets Media
View Profile
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VideoXRM

AI-Powered Video Metadata Extraction

AI Chat for Search and Insight Generation

VideoXRM

Payment Ecosystem and Sales Predictive Analytics

Pay

BUSINESS MODEL


BUSINESS MODEL
MULTIPLE PLANNED REVENUE STREAMS
Companies - B2B Premium Content
Pay Per - View
Pay Per - Subscription
Pay Per – Download
(Think Netflix / Amazon Prime for B2B content)
Companies - Promotional Services, Advertising Campaigns (B2B2C)
Platform Wide Video Casting
Sponsored Results
Featured Companies
On Platform Marketing Campaigns
Profile Boosting
Users
Free (Viewers/Subscribers)
Premium (Pay for premium B2B content)
Companies
Plug-ins (Zoom, Microsoft Teams, Google Meet)
VideoXRM

TOTAL AVAILABLE VIDEO SHARING MARKET


TAM
$455 Billion
GLOBAL

Source: Fortune Business Insights

CUSTOMER TRACTION

VIDEO CONTENT ON PLATFORM


Videos Uploaded
8000
7000
6000
5000
4000
3000
2000
1000
0
Platform Launch
50
78
1100
4000
4500
5000
5250
5500
5750
6000
6500
7000
7500
8000
Oct-22
Nov-22
Dec-22
Jan-23
Feb-23
Mar-23
Apr-23
May-23
Jun-23
Jul-23
Aug-23
Sep-23
Oct-23
Nov-23
Date

TEAM



David Baker

CEO and Chief Product Architect

David is an experienced professional having advised numerous emerging growth companies, from startup through subsequent public financings. Additionally, he has held operational roles in database software, mediatech, fintech, renewable energy (wind turbines), self storage and property infrastructure development. David also co-founded Revere Data LLC, which was ultimately acquired by Factset Data Systems, Inc. Early Investor in and advisor to several companies, including Zagg (NASDAQ: ZAGG), Galaxy Gaming (NASDAQ: GLXZ) and Caliber Companies Inc. (NASDAQ: CWD). David's 32-year career includes leading three hedge funds, proprietary trading, investment banking and securities brokerage. He has authored or co-authored 7 financial analytics and database patents.



Vadim Tarasov

Director of Information Technology

Vadim has over a decade of technical experience in video and audio technology. For over ten years, he has developed software for both start-ups and Fortune 500 companies. Vadim has extensive experience in managing data centers, technical service centers, production scheduling functions, help desks, communication networks (voice and data), computer program development, and computer systems operations. This has enabled him to effectively manage and optimize technology within several companies and work towards improving operational efficiency, successfully driving business growth and enhancing customer experience.



Byron Kwok

Director of DevOps and Software Engineering

For the past 11 years, Byron and Vadim have co-owned a software development company. Byron's background includes software development, web design, and mobile application development which has given him the skills to turn ambitious ideas into tangible results. His primary expertise lies in business-logic planning, database design and back-end development with a strong emphasis on secure, scalable architectural design. Byron's experience has allowed him to lead teams of developers and designers in creating cutting-edge solutions for clients in various industries.



Zac Yung-Chun Liu

CTO

Zac is the AI/Machine Machine Learning Advisor to VideoXRM. He is also currently the Founding ML engineer at BrainChain AI, previously he was Lead AI Research Scientist, ML Engineer, and Head of AI at BrainChain AI, Hypergiant, QuantumScape, and Google. He is also a ML research associate at Stanford University. He is running 7 Open-Source Projects in AI and 6+ Published Papers in applied ML. He has been advising startups to guide their AI/ ML practices. He specializes in Data-centric AI, Generative AI, LLM, and Computer Vision.

ADVISORS & INVESTORS

VideoXRM


Andrew Shapiro
President, Lawndale Capital Management
Director, Officer, Advisor or Observer on many corporate and non-profit boards as well as corporate debt and equity bankruptcy committees.
Long-time Member and Board Leadership Fellow of the National Association of Corporate Directors (NACD)
David Collins
Managing Director, Catalyst IR Advisor and Investor
30+years of management experience.
Head of Marvel Entertainment for 10 years, from bankruptcy to Disney Acquisition
Julio Gonzalez
Founder & CEO, Engineered Tax Services Advisor
Founded Engineered Tax Services Inc. (ETS) the largest specialty tax and consultative firm to CPA's
Was named one of the Top 100 Most Influential People in Accounting
Acquirer of the Growth Partnership, The Rosenberg Survey and ABLE CRM
Steve Shum
CEO, INVO Bioscience, Inc. (NASDAQ: INVO)
"VideoXRM is the perfect solution amidst the growing trend of companies looking to provide video-based content in order to connect and provide information to their investors, partners, and customers. There is tremendous value in having content organized in a logical methodology for users, thereby allowing it to reach the target audience."

USE OF PROCEEDS

If the offering's maximum amount of $500,000 is raised:

Use	Value	% of Proceeds
Sales and Marketing	$100,500	20.1%
General & Administrative, Legal, & Offering Cost	$100,000	20.0%
Platform Expansion & Globalization	$75,000	15.0%
Machine Learning & AI	$100,000	20.0%
Compensation for Managers	$100,000	20.0%
Intermediary fees	$24,500	4.9%

TERMS

This is an offering of Class B Common, under registration exemption 4(a)(6), in VideoXRM, Inc.. This offering must raise at least $10,000 by January 31, 2024 at 10:59pm ET. If this offering doesn't reach its *target*, then your money will be refunded. VideoXRM may issue additional securities to raise up to $500,000, the offering's *maximum*.

If the offering is successful at raising the maximum amount, then the company's implied valuation after the offering (sometimes called its *post-money valuation*) will be:

34,808,523 shares
× $1 per share

$34,808,523 implied valuation

FINANCIALS

These financial statements have been audited by an independent Certified Public Accountant.

CPA audit report

SEC FILINGS

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemption 4(a)(6) of the Securities Act of 1933.

Latest Offering Statement

We're also required to share links to each of the SEC filings related to this offering with investors.

- Form C on November 29, 2023

UNDERSTAND THE RISKS

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

MORE INFO

- Website
- LinkedIn
- Twitter
- Facebook

UPDATES

- Dec 11, 2023 — Currently we have approximately 9,000 videos on...
- Dec 6, 2023 — Dear Investors and Friends: Thank you for your...
- Nov 30, 2023 — During the last 2 ½ years here are just a few...
- Nov 29, 2023 — Primary offering of 500,000 shares at $1
- Nov 29, 2023 — Filed Form C
- Nov 22, 2023 — VideoXRM is an AI-driven, media discovery,...
- Oct 3, 2023 — We have Significantly developed the VideoXRM...
- Oct 3, 2023 — VideoXRM Inc. [fka Issuer Pixel] Progress...
- Oct 3, 2023 — More On Our Name Change to VideoXRM [from...
- Oct 3, 2023 — During 2022, after much thought and...
- Oct 3, 2023 — Dear Issuer Pixel (now VideoXRM) investors: We...
- Sep 11, 2021 — Primary offering finalized, selling 169,230 shares
- Sep 9, 2021 — Issuer Pixel is pleased to announce that we are...
- Sep 8, 2021 — To Continue Following Our Progress and Receive...
- Sep 6, 2021 — We are pleased to announce that Issuer Pixel...
- Sep 3, 2021 — Our beta program has been accelerating, with...
- Aug 30, 2021 — We are just a few weeks away from filing our...
- Aug 22, 2021 — We have launched the Beta version of the Issuer...

Aug 9, 2021 — Issuer Pixel has launched its FREE Beta of our...

Jul 30, 2021 — Issuer Pixel CEO, David N. Baker will be...

Jul 19, 2021 — We are very pleased to announce that we have...

Jul 19, 2021 — Investors have asked us about our Exit...

Jul 13, 2021 — Our Beta customer launch is imminent. This...

Jul 5, 2021 — Issuer Pixel's mission is to enable every...

Jul 1, 2021 — Issuer Pixel will be presenting at the Access...

Jun 28, 2021 — Customer Beta Launch Coming July 15th. We have...

Jun 22, 2021 — Issuer Pixel continues to build its patent...

Jun 9, 2021 — Issuer Pixel CEO, David N. Baker, will be doing...

Jun 8, 2021 — We would like to welcome everyone to join the...

May 26, 2021 — Issuer Pixel is hosting a webinar to meet the...

May 19, 2021 — IPO Edge will be hosting Issuer Pixel for a...

Apr 30, 2021 — Julio also started the Gonzalez Family Office...

Apr 30, 2021 — Mr. Julio Gonzalez, National Tax Reform Expert,...

Apr 30, 2021 — I am very excited and proud to announce that my...

Apr 16, 2021 — Primary offering of 2,000,000 shares at $1.25

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